Exhibit 4.8

OPTICHRON, INC.

2011 RESTRICTED STOCK UNIT PLAN

1. General

1.1 Purpose. Optichron has adopted the Plan as contemplated by Section 6.8(e) of the Merger Agreement. Optichron and NetLogic, by means of the Plan, seek to retain the services of the group of persons eligible to receive Awards, and to provide incentives for such persons to exert maximum efforts for the success of Optichron, NetLogic and any Affiliate.

1.2 Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Restricted Stock Units.

1.3 Granting of Awards by Optichron; Assumption of Plan and Awards by NetLogic. Prior to the Closing, the Board of Directors of Optichron, in consultation with NetLogic, shall determine (i) which of the persons eligible under the Plan shall be granted Awards; (ii) when each Award shall be granted; (iii) the number of shares of Optichron common stock with respect to which an Award shall be granted to each such person; (iv) the vesting schedule of each Award granted; and (v) the other provisions of each Award granted. Awards under the Plan shall be granted by the Board of Directors of Optichron at least two Business Days prior to the Closing. Pursuant to the terms of the Merger Agreement, at the Merger Effective Time NetLogic shall assume the Plan and all Awards then-outstanding under the Plan, and such assumed Awards shall be converted into restricted stock unit awards to acquire, on substantially the same terms and conditions as were applicable under such Award, the number of shares of NetLogic common stock rounded down to the nearest whole share, determined in accordance with the terms of the Merger Agreement. No Awards may be granted under the Plan following the Merger Effective Time.

1.4 Use of Certain Defined Terms. For purposes of clarity, the meanings of certain terms shall change upon the effectiveness of the Merger, as follows:

(a) The term “Board” means (x) prior to the Merger Effective Time, the Board of Directors of Optichron, and (y) from and after the Merger Effective Time, the Board of Directors of NetLogic.

(b) The term “Company” means (x) prior to the Merger Effective Time, Optichron, and (y) from and after the Merger Effective Time, NetLogic.

(c) The term “Stock” means (x) prior to the Merger Effective Time, the common stock of Optichron, and (y) from and after the Merger Effective Time, the common stock of NetLogic.

2. Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1 Accelerate, Accelerated, and Acceleration means that the risk of forfeiture otherwise applicable to the Units shall expire with respect to some or all of the shares of Restricted Stock Units then still otherwise subject to the risk of forfeiture.

2.2 Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3 Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4 Award means any grant or sale pursuant to the Plan of Restricted Stock Units.

2.5 Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6 Board shall have the meaning set forth in Section 1.4(a) above.

2.7 Change of Control means the occurrence of any of the following after the Merger Effective Date:

(a) an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.8 Closing shall have the meaning set forth in the Merger Agreement.

2.9 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10 Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, “Committee” shall mean the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.11 Company shall have the meaning set forth in Section 1.4(b) above.

2.12 Continuing Employee shall have the meaning set forth in Section 6.8(c) of the Merger Agreement.

2.13 Continuous Employment means the absence of any interruption or termination of service as an employee, director or consultant of the Company or an Affiliate. Continuous Employment shall not be considered interrupted (i) during any period of any leave of absence approved by the Company (ii) in connection with transfers between locations of the Company or between the Company and any Affiliate or successor of the Company, or (iii) a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, director, or consultant. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director shall not constitute an interruption of Continuous Employment.

2.14 Effective Date means the date on which this Plan has been approved by the Board.

2.15 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16 Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee in compliance with Section 409A of the Code. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the applicable market of the NASDAQ Stock Market (or on any national securities exchange or other established market on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.17 Merger Agreement means that certain Agreement and Plan of Merger dated as of March 20, 2011 by and among NetLogic, Alinghi Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of NetLogic, Optichron, and the Representative (as defined in the Merger Agreement).

2.18 Merger Effective Time shall have the same meaning as the term “Effective Time” defined in the Merger Agreement.

2.19 NetLogic means NetLogic Microsystems, Inc., a Delaware corporation.

2.20 Optichron means Optichron, Inc., a Delaware corporation.

2.21 Parent means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(e) of the Code.

2.22 Participant means any holder of an outstanding Award under the Plan.

2.23 Plan means this 2011 Restricted Stock Unit Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24 Restricted Stock Unit or RSU means a right to receive shares of Stock at the close of a Restriction Period, subject to a vesting tied to the Continuous Employment of a holder of an Award.

2.25 Restriction Period means the period of time, established by Optichron in consultation with NetLogic, in connection with an Award of Restricted Stock Units, during which the Restricted Stock Units are subject to vesting as described in the applicable Award Agreement.

2.26 Securities Act means the Securities Act of 1933, as amended.

2.27 SEC means the Securities and Exchange Commission.

2.28 Stock shall have the meaning set forth in Section 1.4(c) above, and shall include such other securities as may be substituted for Stock pursuant to Section 7.

2.29 Subsidiary means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan; Term of the Plan

3.1 Number of Shares. Subject to Sections 7.1 and 13, the aggregate number of Shares that have been reserved for issuance pursuant to this Plan is 14,300,000 Shares. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding but unvested Awards granted under this Plan.

3.2 No Reversion of Shares. Shares that are: (a) subject to issuance upon vesting of an Award but cease to be subject to such Award for any reason other than the vesting of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall not revert to the Plan and shall not again become available for issuance under the Plan. The Shares used to pay the withholding taxes related to an Award shall not again become available for issuance under the Plan. This provision is intended to comply with NASDAQ Listing Rule 5635(c) and the applicable interpretive materials in connection with the assumption of the Plan and outstanding Awards by NetLogic at the Merger Effective Time.

3.3 Term. Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date of approval of the Plan by the Board and ending immediately prior to the fifth (5th) anniversary thereof. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4. Administration

In all events the Plan shall be administered by the Board or Committee. The Plan shall be administered by the Committee, provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Subject to the provisions of the Plan, including Section 1.3 hereof, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan. All Awards of Stock or which otherwise entitle the Award recipient to acquire any shares of Stock shall be made from the authorized but unissued shares of Stock of the Company. Subject to the provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan including, but not limited to, the cancellation, amendment, renewal, or reclassification of outstanding Awards, subject to the provisions of Section 13, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award and any Award Agreement. In addition, the Committee may amend the Plan or Awards in order to bring such arrangements into compliance with Section 409A of the Code, subject to the limitations, if any, of applicable law. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

5. Authorization of Grants

5.1 Eligibility. The persons eligible to receive Awards under the Plan are Continuing Employees.

5.2 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to the Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an Award agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

5.3 Effect of Termination of Employment, Disability or Death.

(a) Termination of Employment, Etc. Unless otherwise provided in the terms of an Award Agreement, if the Participant’s employment or other association with the Company or its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, any outstanding Award of the Participant shall be forfeited on the terms specified in the applicable Award Agreement. Military or sick leave or other personal leave approved by an authorized representative of the Company shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

5.4 Transferability of Awards. Except as otherwise provided in this Section 5.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative

6. Specific Terms of Awards

6.1 Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as established by Optichron on the date of grant and provided for in the applicable Award Agreement. Subject to applicable law (including Section 409A of the Code), the Restriction Period may be shortened at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period unless the applicable Award Agreement provides for a later settlement date in compliance with Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

6.2 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan, granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award.

7. Adjustment Provisions

7.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of Optichron as of immediately prior to the Closing, and shall be subject to adjustment as provided in Section 6.8(e) of the Merger Agreement as of the Merger Effective Time in connection with the assumption of the Plan and Awards by NetLogic. Subject to Section 7.2, if subsequent to such adjustment the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment shall be made in (i) the numbers and kinds of shares or other securities subject to the then outstanding Awards, and (ii) the number of shares reserved for issuance under the Plan pursuant to Section 3.

7.2 Treatment in Certain Acquisitions.

(a) Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change of Control or an Acquisition that constitutes a Change of Control in which outstanding Awards are not Accelerated in full, any then outstanding Awards shall nevertheless Accelerate in full if not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or the entity in control of such successor or acquiring entity, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 7.1.

(b) For the purposes of this Section 7.2, an Award shall be considered assumed or replaced by a comparable Award if, following the Acquisition, the Award confers the right to purchase, for each share of Stock subject to the Award immediately prior to the Acquisition, the consideration (whether stock, cash or other securities or property) received in the Acquisition by holders of Stock on the effective date of the Acquisition (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Acquisition was not solely common stock of the successor corporation or its Parent or Subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award for each share of Stock subject to the Award to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Stock in the Acquisition.

7.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action (other than the transactions contemplated by the Merger Agreement) not specifically covered by the preceding sections, including, but not limited to, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 7.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

7.4 Related Matters. Any adjustment in Awards made pursuant to this Section 7 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of rates of vesting, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 7. No fraction of a share shall be deliverable upon settlement, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

8. Settlement of Awards

8.1 In General. Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary terms contained in an Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

8.2 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events

8.3 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, or by laws, of the Company.

8.4 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

8.5 Registration. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Stock upon settlement of the Awards. Pursuant to Section 6.8(g) of the Merger Agreement, NetLogic has agreed to file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to all shares of Stock to be issued pursuant to the Awards. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

8.6 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 8.4 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.7 Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

9. Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

10. Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or if uncertificated shares are to be issued, until such shares have been registered in the name of the Participant on the books of the transfer agent and registrar of the Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the bylaws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

11. Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12. Nonexclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of awards other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14. Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

15. Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with California law, without regard to the conflicts of laws principles of such state.